Exhibit 5.01

                               BAKER & McKENZIE
                               Attorneys at Law

                             One Prudential Plaza
                           130 East Randolph Drive
                           Chicago, Illinois 60601

                                 May 23, 2000


Board of Directors
Kelly Services, Inc.
999 West Big Beaver Road
Troy, Michigan   48084

           Re:       Kelly Services, Inc. (the "Company")

Ladies and Gentlemen:

           We have acted as your counsel in connection with the registration, on a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended, of 100,000 shares of the Company's Class A Common Stock, $1.00 par value per share (the "Stock"), to be issued by the Company at various times in connection with acquisitions by the Company of other businesses or properties, or interests therein. We have reviewed the Registration Statement, the charter and by-laws of the Company, corporate proceedings of the Board of Directors relating to the issuance of the shares of Stock, and such other documents, corporate records and questions of law as we have deemed necessary to the rendering of the opinions expressed below. This opinion letter speaks as of its date and assumes that
(i) a sufficient number of duly authorized shares of Stock are available at the time of issuance and (ii) the shares of Stock are issued for consideration having a value not less than the par value thereof.

           Based upon the foregoing, we are of the opinion that the 100,000 shares of Stock to be issued by the Company as described in the Registration Statement, when issued and paid for in the manner contemplated in the Registration Statement, and upon approval by the Board of Directors, and by the stockholders if required under the charter of the Company, of the issuance of the shares of Stock, will be legally issued, fully paid and non-assessable shares of Class A Common Stock of the Company.

           We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit thereto.

                              Very truly yours,


                               BAKER & McKENZIE
PFS\WML